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              ASSET TRANSFER, ASSIGNMENT AND ASSUMPTION AGREEMENT

          This Asset Transfer, Assignment and Assumption Agreement (the "Assignment") is made and entered into as of this 23rd day of December, 1993, by and between MERISEL, INC., a Delaware corporation ("Assignor"), and MERISEL AMERICAS, INC., a Delaware corporation ("Assignee"), with reference to the following recitals of fact:

                               R E C I T A L S
                               ---------------

          Assignor desires by this Assignment to transfer and assign all of its right, title and interest in and to those certain assets set forth on Exhibit A
                                                                      ---------
attached hereto (the "Assets"), and Assignee desires to accept the assignment of the Assets and hereby assumes and agrees to pay, perform, comply with and discharge all debts, liabilities and obligations of the Assignor of whatever nature (whether fixed or contingent, arising by law or by contract or otherwise), set forth on Exhibit A attached hereto (the "Liabilities") arising
                         ---------
on or prior to the date hereof or hereafter, subject to the terms of this Assignment.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

                              A G R E E M E N T:
                              -----------------

          1.      Effective Date. As used in this Assignment the term "Effective
                  --------------
Date" shall mean December 31, 1993.

          2.      Assignment. As of the Effective Date, Assignor hereby grants,
                  ----------
assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the Assets.

          3.      Assignee's Assumption. As of the Effective Date, Assignee
                  ---------------------
hereby accepts the grant, assignment, transfer and conveyance of the Assets as provided in Section 2 hereof and assumes and agrees to pay, perform, comply with and discharge all of the Liabilities.

          4.      Further Assurances. Each party to this Assignment shall use
                  ------------------
all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws to consummate the assignment of the Assets and the assumption of the Liabilities set forth herein. Assignor and Assignee shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order
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to consummate or implement expeditiously the transactions contemplated hereby.

          5.      Binding Effect. This Assignment shall be binding upon and
                  --------------
inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, or assigns.

          6.      Governing Law. This Assignment shall be governed by the laws
                  -------------
of the State of California.

          IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first written above.

ASSIGNOR:                                 ASSIGNEE:

MERISEL, INC.                             MERISEL AMERICAS, INC.,
a Delaware corporation                    a Delaware corporation

By: /s/ Timothy N. Jenson                 By: /s/ James L. Brill
    -------------------------                 --------------------------
    Name: Timothy N. Jenson                  Name: James L. Brill
         --------------------                     -------------------
    Its: Vice President & Treasurer          Its: Senior Vice President, Finance
        ----------------------------             -------------------------------
                                                  Chief Financial Officer
                                                  -----------------------

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                EXHIBIT A - ASSETS AND LIABILITIES TRANSFERRED
                 FROM MERISEL, INC. TO MERISEL AMERICAS, INC.
                 --------------------------------------------

          All assets and liabilities of Merisel, Inc. except the following:

          1. Assets specifically transferred to Merisel Europe, Inc., a Delaware corporation and subsidiary of Merisel, Inc. ("Merisel Europe") pursuant to the Assignment and Assumption Agreement of even date herewith by and between Merisel, Inc. and Merisel Europe (the "European Assignment Agreement") and a copy of which is attached hereto as Schedule I.

          2. Capital stock of and investment in the following subsidiaries of Merisel, Inc.: Merisel Europe, Merisel Americas, Inc. and Merisel FAB, Inc.

          3.      Life insurance policies on employees.

          4. Cash and cash equivalents for the corporate operations of Merisel, Inc. in an amount not to exceed $250,000.00 (As used herein, the term "corporate operations" means the executive and other headquarters functions of Merisel, Inc., including executive, finance and management information systems.)

          5. Property and equipment (in an amount not to exceed $10,000,000 in net book value), net of accumulated depreciation, and contracts and agreements related to corporate operations.

          6.      The following intangible assets:

                  a.  Agreements with corporate operations employees

                  b.  Employee benefit plans

                  c. All trademarks, trade names, service marks, and related goodwill, and other similar proprietary rights; provided, however, that Merisel Americas, Inc. shall have the right to use such trademarks, trade names, service marks and other similar proprietary rights.

          7. The following liabilities and reserves, to the extent related to corporate operations: Accounts payable, reserves, accrued expenses and liabilities, income tax liability.

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